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Iridium to Acquire Aireon, Advancing its Strategy to Lead the
Future of Aviation Safety

The transaction unifies the world's only space-based air traffic surveillance system with the satellite network it was built on and extends commercial partnerships with NAV CANADA and
NATS through 2035 and beyond.

MCLEAN, Va., May 14, 2026 – Iridium Communications Inc. (Nasdaq: IRDM), a leading provider of global voice, data, and positioning, navigation, and timing (PNT) satellite services, today announced that it has entered into a definitive agreement to acquire Aireon LLC, operator of the world’s only space-based Automatic Dependent Surveillance-Broadcast (ADS-B) air traffic surveillance system. The acquisition of Aireon is a defining step in Iridium’s strategy to provide the foundational architecture for global aviation safety, bringing space-based surveillance, safety communications, PNT, and operational data together on a single network.
“Aireon has always been part of Iridium’s aviation safety strategy. We founded it in partnership with the world’s leading Air Navigation Service Providers (ANSPs), because we believed space-based aviation safety was a generational opportunity,” said Matt Desch, CEO, Iridium. “The aviation industry is now entering an era of growing air traffic, denser airspace, autonomous aircraft, and greater expectations for safety and resiliency. Bringing Aireon fully inside Iridium better positions us to build what’s needed to support the future of aviation, including more innovations like the future introduction of space-based VHF communications.”

A Combined Platform for Aviation Safety
The acquisition unites Aireon’s surveillance and data services, including GPS jamming and spoofing detection, with Iridium’s global satcom network and PNT services that help keep GPS-dependent systems working in contested environments. This combination creates one company providing four critical aviation industry capabilities: knowing where every aircraft is, communicating with the pilots flying them, providing the navigation and timing integrity those aircraft rely on, and translating that information into operational insights that make airspace safer and more efficient. No other satellite operator delivers this combination of capabilities on a global scale.
Today, the Aireon system, which is certified by the European Union Aviation Safety Agency (EASA), flies as a payload on the Iridium satellite constellation and tracks an average of 190,000 flights per day. Commercial aircraft broadcast information such as an aircraft’s identity, location, altitude, speed, and heading. Aireon’s space-based ADS-B payload captures this information in real time, with 100% global coverage. ANSPs covering more than 50% of the global airspace rely on Aireon data to create safer and more efficient airspace.

The world’s leading ANSPs and investors in Aireon, including NAV CANADA and NATS (United Kingdom), AirNav Ireland, ENAV (Italy), and Naviair (Denmark), each played a vital role in launching the Aireon service, proving its reliability, and establishing it as a critical part of the global air traffic control infrastructure. NAV CANADA and NATS, which together manage the most heavily trafficked oceanic airspace in the world – the North Atlantic Tracks between Europe and North America, were the first to go live with the service. In connection with the acquisition, both ANSPs will sign extended data services agreements through 2035 and beyond, with provisions for continued cooperative development of space-based VHF communications and other new capabilities.

"Aireon and Iridium have been partners since day one, and that partnership is the reason we have been able to build the world's only space-based air traffic surveillance system and a fast-growing aviation data services business alongside it,” said Don Thoma, CEO of Aireon. “Becoming part of Iridium is a natural next step for our team, our customers, and our roadmap, particularly as our data products expand into new areas like turbulence detection and aviation data analytics. Together, we are building the foundation for the future of global aviation."

"NAV CANADA is proud of our foundational role in establishing Aireon’s world-first technology,” said Mark Cooper, President and CEO, NAV CANADA. “This sale sharpens our focus on our core expertise: keeping Canada’s skies safe. As a fellow founding partner, Iridium is the ideal owner to guide Aireon's continued commercial growth. We wish the entire team continued success and look forward to our ongoing relationship as a customer."

“We have been proud to be a part of Aireon’s successes, most notably making real-time aircraft surveillance over the Atlantic a reality for the first time in history, enabling even safer operations across the North Atlantic,” said Martin Rolfe, CEO, NATS. “As a shareholder for the past eight years, it is now the right time for us to divest. We are confident Aireon is well positioned for the future and wish the team every success in the next stage of its development.”

The Next Transition: Space-Based VHF
Space-based VHF communications represent a major opportunity in air traffic management, extending pilot-to-controller VHF services into oceanic and remote airspace where ground infrastructure cannot reach, without the need for additional aircraft equipment. The model is similar to how aircraft already carry ADS-B transceivers, which enables Aireon to deliver space-based ADS-B surveillance without requiring fleet retrofits.

Aireon’s Growing Data Services Business
Beyond surveillance for ANSPs, Aireon operates a fast-expanding aviation data services business that sells real-time and historical aviation data to airlines, airports, OEMs, governments, and aerospace operators. Product lines already available or launching this year include turbulence detection, GPS jamming and spoofing detection, and safety and efficiency analytics. Additional applications are also in development to support the rapidly evolving airspace environment.

Aireon’s data business is one of its highest-growth areas today and is expected to be a meaningful contributor to the combined company's aviation growth.

Terms of the Transaction and Financial Insights
Iridium is an existing owner of Aireon and will acquire the remaining 61% of equity interests of Aireon in the transaction for a purchase price of approximately $366.7 million from the other owners, NAV CANADA, AirNav Ireland, ENAV, NATS and Naviair. The purchase price will be paid 50% at closing and 50% on the one-year anniversary. Iridium will also assume Aireon’s outstanding debt, expected to be approximately $155 million at closing.

The acquisition of Aireon is accretive to Iridium’s growth outlook; over the past three years, Aireon’s total revenue has grown at a compound annual growth rate (CAGR) of 10%. Iridium expects the acquisition will result in at least an additional consolidated $100 million of service revenue and $30 million of OEBITDA on an annualized basis.

Iridium expects to pay the purchase price with current liquidity, including borrowings under its revolving credit facility, and future cash from operations. After closing the transaction, Iridium expects net leverage to increase to approximately 4.0 times OEBITDA during Q3 2026, with net leverage planned to return to the current levels over the subsequent twelve months. Iridium’s long-term net leverage guide of 2.0 times OEBITDA by the end of the decade remains unchanged and assumes no change in its paused share buyback program.

Aireon will continue business-as-usual operations in the near term, with no planned changes to business strategy. The transaction is targeted to close in early July.

Evercore served as financial advisor and Cooley and Milbank served as legal counsel to Iridium. PJT Partners served as financial advisor and Hogan Lovells served as legal counsel to Aireon.

Note for Media:
A briefing for reporters will be held today, at 9 a.m. EDT. Reporters interested in attending should email the designated contacts for this release to receive an access link.

For more information about Iridium, visit: www.iridium.com
For more information about Aireon, visit: www.aireon.com
Non-GAAP Financial Measures & Definitions
In addition to disclosing financial results that are determined in accordance with U.S. GAAP, Iridium reports OEBITDA, which is a non-GAAP financial measure, as a supplemental measure to help investors evaluate Iridium's fundamental operational performance. OEBITDA represents earnings before interest, income taxes, depreciation and amortization, gain (loss) on equity method investments, transaction related expenses, and share-based compensation expenses. Iridium considers the loss on early extinguishment of debt to be financing-related costs associated with interest expense or amortization of financing fees, which by definition are excluded from OEBITDA. Management believes such charges are incidental to, but not reflective of, Iridium's day-to-day operating performance. OEBITDA does not represent, and should not be considered, an alternative to U.S. GAAP measurements such as net income or loss. In addition, there is no standardized measurement of OEBITDA, and Iridium's calculations thereof may not be comparable to similarly titled measures reported by other companies. Iridium believes OEBITDA is a useful measure across time in evaluating its fundamental core operating performance. Management also uses OEBITDA to manage the business, including in preparing its annual operating budget, debt covenant compliance, financial projections and compensation plans. Iridium believes that OEBITDA is also useful to investors because similar measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, OEBITDA does not include interest expense on borrowed money, the payment of income taxes, amortization of Iridium's definite-lived intangible assets, or depreciation expense on Iridium's capital assets, which are necessary elements of Iridium's operations. Since OEBITDA does not account for these and other expenses, its utility as a measure of Iridium's operating performance has material limitations. Due to these limitations, Iridium's management does not view OEBITDA in isolation, but also uses other measurements, such as net income, revenues and operating profit, to measure operating performance. Iridium does not provide a forward-looking reconciliation of Aireon’s expected contribution to OEBITDA as the amount and significance of certain items such as share-based compensation, transaction-related expenses and gain/loss on equity method investments, that are required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts.

About Iridium Communications Inc.
Iridium Communications Inc. (Nasdaq: IRDM) operates the world’s only truly global mobile satellite network, delivering reliable voice, data, and positioning, navigation, and timing (PNT) services anywhere on Earth. Iridium supports safety- and mission-critical operations for diverse markets such as aviation, maritime, government, emergency services, critical infrastructure, autonomous systems, and remote monitoring applications, where connectivity is essential.
Headquartered in McLean, Virginia, Iridium provides its products and services through an ecosystem of 500-plus partner companies around the world. For more information, visit www.iridium.com.

About Aireon LLC

Aireon has deployed a space-based air traffic surveillance system for Automatic Dependent Surveillance-Broadcast (ADS-B) equipped aircraft throughout the entire globe. Aireon is harnessing next-generation aviation surveillance technologies that were formerly ground-based and, for the first time ever, is extending their reach globally to significantly improve efficiency, enhance safety, reduce emissions, and provide cost savings benefits to all stakeholders. Space-based ADS-B surveillance covers oceanic, polar, and remote regions, and augments existing ground-based systems that are limited to terrestrial airspace. In partnership with leading ANSPs from around the world, like NAV CANADA, AirNav Ireland, ENAV, NATS and Naviair, as well as Iridium Communications, Aireon is providing a global, real-time, space-based air traffic surveillance system, available to all aviation stakeholders. For more information, please visit www.aireon.com.

Forward-Looking Statements Disclosure
Statements in this press release that are not purely historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Iridium has based these statements on its current expectations and the information currently available to it. Forward-looking statements include statements regarding, among other things, the closing and financing of the acquisition of Aireon, including the timing thereof; the future capabilities of, benefits of, availability of, and market demand for the Aireon system and Aireon’s services; the benefits of Aireon’s acquisition to Iridium, including its expected contribution to Iridium’s revenue and OEBITDA, its ability to foster innovation at Iridium, and its future growth; and future indebtedness and net leverage. Forward-looking statements can be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “plans,” “projects,” “targets,” “positions,” “will,” “to be,” “future,” “forward,” “roadmap,” “wish,” and similar expressions that predict or indicate future events, trends or prospects.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Iridium to differ materially from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, uncertainties regarding the timing and completion of the acquisition; the development, availability and market acceptance of Aireon system and services; and general industry and economic conditions, as well as competitive, legal, governmental and technological factors. Additional factors that could cause actual results to differ materially are described under the caption “Risk Factors” in Iridium’s Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on February 12, 2026, as well as in other filings Iridium makes with the SEC from time to time.

There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Forward-looking statements speak only as of the date of this press release, and Iridium undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.